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EXHIBIT 11.   COMPUTATION OF EARNINGS PER COMMON SHARE

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                               (Dollars in Thousands Except Per Share Data)
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                                    Weighted Average               Earnings
                                    Number of Shares   Net           Per
Years Ended December 31,                Outstanding   Income    Common Share
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
1996                                   10,773,591  $  21,960           2.04
1995                                   10,829,606     28,803           2.66
1994                                   10,829,706     22,521           2.08
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Computation of weighted average number of common and common equivalent shares:

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COMPUTATION OF WEIGHTED AVERAGE

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                                                         Years Ended December 31,
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                                                        1996       1995       1994
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
Common shares outstanding beginning of the period   10,829,461 10,829,706  10,829,706
Weighted average of the common
shares purchased and retired or reissued               (55,870)      (100)          -
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Weighted average number of common shares            10,773,591 10,829,606  10,829,706
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Earnings per common share, common shares outstanding and weighted average common shares outstanding have been retroactively restated for additional shares issued as a result  of a three  for two  stock  split to  stockholders  of record as of
December 18, 1995.